Exhibit 24(b)(6)

                                 AMENDMENT NO. 7
                                       TO
                   THE AAL MUTUAL FUNDS DISTRIBUTION AGREEMENT

Effective January 8, 1997, The AAL Mutual Funds Distribution Agreement ("the Agreement") dated June 15, 1987, as amended between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Distributors, Inc.), is further amended as follows:

         1. Exhibit A to the Agreement is amended to add The AAL High Yield Bond Fund.

A revised Exhibit A, effective as of the date of this Amendment No. 7 is attached and incorporated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed by their duly authorized officers.


ATTEST:                                    THE AAL MUTUAL FUNDS



By_____________________________            By____________________________
    Robert G. Same, Secretary                  H. Michael Spence, President



ATTEST:                                    AAL CAPITAL MANAGEMENT
                                           CORPORATION



By_____________________________            By______________________________
    Robert G. Same, Secretary                  H. Michael Spence, President

                                    EXHIBIT A
                                       TO
                   THE AAL MUTUAL FUNDS DISTRIBUTION AGREEMENT
                           (Effective January 8, 1997)


1.       The AAL Capital Growth Fund

2.       The AAL Bond Fund

3.       The AAL Municipal Bond Fund

4.       The AAL Money Market Fund

5.       The AAL U.S. Government Zero Coupon Target Fund, Series 2001

6.       The AAL U.S. Government Zero Coupon Target Fund, Series 2006

7.       The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)

8.       The AAL Utilities Fund

9.       The AAL International Fund

10.      The AAL Small Cap Stock Fund

11.      The AAL High Yield Bond Fund